Exhibit 3.6

AMENDED AND RESTATED BY-LAWS

OF

FLUSHING FINANCIAL CORPORATION
(A Delaware corporation)

ARTICLE I

STOCKHOLDERS

Section 1.01 Annual Meeting.  The annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may come before it, shall be held on such date and at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

Section 1.02 Special Meetings.  Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the stockholders for any purpose or purposes may be called solely by resolution of the Board of Directors, acting by not less than a majority of the Entire Board.  The term "Entire Board" means the total number of directors the Corporation would have if there were no vacancies on the Board of Directors.

Any special meeting of the stockholders shall be held at such date, time and place as is specified by the Board of Directors.  No business shall be transacted at a special meeting of the stockholders that is not stated in the notice of such meeting.

Section 1.03 Notice of Meetings.  Written notice of each stockholders' meeting, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.

Section 1.04 Quorum.  Except as otherwise provided in the Certificate of Incorporation or by law, at any meeting of the stockholders a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum.

Section 1.05 Conduct of Meetings.  The Chairman of the Board shall preside at any meeting of the stockholders.  In the absence of the Chairman, the President shall preside.  In the absence of both persons, such other person as shall have been designated by the chief executive officer or the Board of Directors shall preside.  The order of business at any meeting shall be as determined by the presiding officer.

The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

If present, the Secretary shall act as secretary of any meeting of the stockholders.  In the Secretary's absence, such other person as the presiding officer shall designate shall act as secretary of the meeting.

It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 1.06 Voting; Election of Directors.  Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.

Except as provided in Section 2.08 hereof, directors shall be elected by a “majority of votes cast” (as defined herein) at the annual meeting of stockholders to hold office as provided by Section 2.02 hereof, unless the election is contested, in which case directors shall be elected by a plurality of votes cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. For the purposes of this Section, a “majority of votes cast” means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. The following shall not be votes cast: (i) a share otherwise present at the meeting but for which there is an abstention and (ii) a share otherwise present at the meeting as to which a shareholder gives no authority or direction.  Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  If a director in an uncontested election does not receive a majority of votes cast for his or her election, the director shall, within ten business days of certification of election results, submit to the Board of Directors a letter of resignation for consideration by the Governance and Nominating Committee. The Governance and Nominating Committee shall promptly assess the appropriateness of such nominee continuing to serve as a director and recommend to the Board the action to be taken with respect to such tendered resignation. The Board of Directors will determine whether to accept or reject such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.

Unless otherwise required by law, the Certificate of Incorporation or these by-laws, any other corporate action shall be authorized by a majority of votes cast at the meeting by the holders of shares entitled to vote thereon.

Section 1.07 Inspectors of Election.  The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the Board, or in his absence such person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Section 1.08 Record Date.  For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment or any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

Section 1.09 Advance Notice of Stockholder Nominees and Proposals.  Subject to the rights of holders of any outstanding preferred stock, nominations for election of directors at an annual meeting or a special meeting called for the purpose of electing directors may be made either by the Board of Directors or by any stockholder of record entitled to vote for the election of directors who gives advance notice as hereafter provided.

Any such stockholder may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Corporation not later than (i) in the case of an annual meeting, not more than 90 days nor less than 60 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the earlier of (x) the 10th day prior to the forthcoming meeting date and (y) the close of business on the 10th day following the date on which the Corporation first makes public disclosure of the meeting date) and (ii) in the case of a special meeting (provided that the Board of Directors has determined that directors shall be elected at such special meeting), the close of business on the 10th day following the date on which the Corporation first makes public disclosure of the meeting date.  Each notice given by such stockholder shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date for such meeting), and setting forth the class and number of shares so held (including shares held beneficially), (iii) a representation that such stockholder intends to appear in person or by proxy as a holder of record at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understanding between such stockholder and each nominee proposed by the stockholder and any other person or persons (identifying such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected.

If the facts show that a nomination was not made in accordance with the foregoing provisions, the Chairman of the meeting shall so determine and declare to the meeting, whereupon the defective nomination shall be disregarded.  Public disclosure of the date of a forthcoming meeting may be made by the Corporation for purposes of this Section 1.09 not only by the giving of the formal notice of the meeting but also (i) by notice to a national securities exchange or to the National Association of Securities Dealers, Inc. (if the Corporation's common stock is then listed on such exchange or quoted on NASDAQ), (ii) by filing a report under Section 13 or 15(d) of the Exchange Act (if the Corporation is then subject thereto) or (iii) by a mailing to stockholders or general press release.

All business properly brought before an annual meeting or a special meeting shall be transacted at such meeting.  Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) in the case of an annual meeting, (x) brought before the meeting by a stockholder of record present and entitled to vote at such meeting, (y) upon prior written notice transmitted to, and received by, the Secretary of the Corporation at the principal place of business of the Company not more than 90 days nor less than 60 days prior to the anniversary of the date of the immediately preceding annual meeting which was specified in the initial formal notice of such meeting (but if the date of the forthcoming annual meeting is more than 30 days after such anniversary date, such written notice will also be timely if received by the Secretary by the earlier of (1) the 10th day prior to the forthcoming meeting date and (2) the close of business on the 10th day following the date on which the Corporation first makes public disclosure of the meeting date) and, (z) each such notice given by such stockholder sets forth: (l) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address of the stockholder who intends to propose such business; (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; and (4) any material interest of the stockholder in such business.  The Chairman of the meeting may refuse to transact any business at any meeting made without compliance with the foregoing procedure.

Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.09.  Nothing in this Section 1.09 shall be deemed to affect any rights of the stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01 Number.  Except as otherwise provided in the Certificate of Incorporation, the number of directors shall be the number fixed from time to time by resolution adopted by a majority of the Entire Board or, in the case of the initial Board, the number fixed by the incorporator (subject to change as provided in this Section).  No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

Section 2.02 Election and Term.  At each annual meeting of the stockholders, directors shall be elected to hold office until their successors are elected and qualified or until their earlier resignation or removal as provided in the Certificate of Incorporation.

Section 2.03 Meetings of the Board.  Regular meetings of the Board of Directors shall be held at such times and places as the Board shall determine.  Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors in office at the time.

Section 2.04 Notice of Meetings.  No notice need be given of any regular meeting of the Board of Directors or of any adjourned meeting of the Board.  Nor need notice be given to any director who signs a written waiver thereof or who attends the meeting without protesting the lack of notice.  Notices need not state the purpose of the meeting.

Notice of each special meeting of the Board shall be given to each director either by first class mail at least three days before the meeting or by telecopy, personal written delivery or telephone at least one day before the meeting.  Any notice given by telephone shall be immediately confirmed by telecopy or personal written delivery.  Notices are deemed to have been given: by mail, when deposited in the mail with postage prepaid; by telecopy, upon receipt of a transmittal confirmation; and by personal delivery or telephone, at the time of delivery.  Written notices shall be sent to a director at the address designated by him for that purpose, or, if none has been so designated, at his last known residence or business address.

Section 2.05 Quorum and Vote of Directors.  Except as otherwise provided in the Certificate of Incorporation or by law, a majority of the Entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business and the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

Section 2.06 Conduct of Meetings.  The Chairman of the Board, if any, shall preside at any meeting of the Board of Directors.  In the absence of the Chairman of the Board, the President shall preside, and in both their absences a chairman of the meeting shall be elected from the directors present.  If present, the Secretary shall act as secretary of any meeting of the Board.  In the absence of the Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.07 Resignations of Directors.  Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.08 Newly Created Directorships and Vacancies.  Except as otherwise provided in the Certificate of Incorporation or by law, newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum exists, or by a sole remaining director.

Section 2.09 Committees.  The Board of Directors may, by resolution passed by a majority of the Entire Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board, but subject to the limitation of Section 141(c) of the Delaware General Corporation Law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

The provisions of Section 2.04 for notice of meetings of the Board shall apply also to meetings of committees, unless different notice procedures shall be prescribed by the Board.

Each such committee shall serve at the pleasure of the Board.  It shall keep minutes of its meetings and report the same to the Board and shall observe such other procedures as are prescribed by the Board.

Section 2.10 Compensation of Directors.  Each director shall be entitled to receive as compensation for his services as director or committee member or for attendance at the meetings of the Board of Directors or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board.  Each director shall be entitled to reimbursement for reasonable traveling expenses incurred by him in attending any such meeting.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.11 Telephonic Meetings.  Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

Section 2.12 Action by Written Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE III

OFFICERS

Section 3.01 Officers.  The officers of the Corporation shall include a Chairman of the Board, a President, a Treasurer and a Secretary and may also include a Vice Chairman of the Board, one or more Vice Presidents (who may be further classified by such descriptions as "executive," "senior" or "group" as determined by the Board of Directors), a Controller, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and other officers and agents, as the Board of Directors may deem necessary or desirable.

Each officer shall have such authority and perform such duties, in addition to those specified in these By-Laws, as may be prescribed by the Board from time to time.  The Board may from time to time authorize any officer to appoint and remove any other officer or agent and to prescribe such person's authority and duties.  Any person may hold at one time two or more offices.

Section 3.02 Term of Office, Resignation and Removal.  Each officer shall hold office for the term for which elected or appointed by the Board of Directors; and until the person's successor has been elected or appointed and qualified or until his earlier resignation or removal.

Any officer may resign at any time by giving written notice to the Board or to the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if such time is not specified therein, then upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any officer may be removed by the Board, with or without case.  The election or appointment of an officer shall not of itself create contract rights.

Section 3.03 Chairman of the Board.  The Chairman of the Board shall be a member of the Board of Directors.  The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.

Section 3.04 President.  Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation.  Subject to the control of the Board of Directors, the President shall be responsible for the day-to-day management of the business and affairs of the Corporation and shall enjoy all other powers commonly incident to the office.

Section 3.05 Vice Presidents.  Each of the Vice Presidents shall have such authority and perform such duties as may be prescribed from time to time.

Section 3.06 Treasurer and Assistant Treasurers.  The Treasurer shall have the care and custody of all funds and securities of the Corporation, keep accounts of receipts and disbursements and of deposit or custody of moneys and other valuables and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Treasurer, any Assistant Treasurer may act in the Treasurer's place.

Section 3.07 Secretary and Assistant Secretaries.  The secretary shall keep the minutes of the meetings of the stockholders and the Board of Directors and give notice of such meetings, have custody of the corporate seal and affix and attest such seal to any instrument to be executed under seal and enjoy all powers commonly incident to the office.

In the case of the absence or inability to act of the Secretary, any Assistant Secretary may act in the Secretary's place.

Section 3.08 Controller and Assistant Controllers.  The Controller shall have control of all books of account of the Corporation (other than those to be kept by the Treasurer), render accounts of the financial condition of the Corporation and enjoy all powers commonly incident to the office.

In the absence or inability to act of the Controller, any Assistant Controller may act in the Controller's place.

Section 3.09 Compensation.  Compensation of officers, agents and employees of the Corporation shall be fixed from time to time by, or under the authority of, the Board of Directors.

ARTICLE IV

CAPITAL STOCK

Section 4.01 Form of Certificates.  Unless otherwise provided by resolution of the Board of Directors, the shares of stock of the Corporation shall be represented by certificates which shall be in such form as is prescribed by law and approved by the Board.

Section 4.02 Transfer of Shares.  Transfers of shares of stock of the Corporation shall be registered on its records maintained for such purpose (i) upon surrender to the Corporation or a transfer agent of a certificate or certificates representing the shares requested to be transferred, with proper endorsement on the certificate or certificates or on a separate accompanying document, together with such evidence of the payment of transfer taxes and compliance with other provisions of law as the Corporation or its transfer agent may require or (ii) if shares are not represented by certificates, upon compliance with such transfer procedures as may be approved by the Board or prescribed by applicable law.

The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

Section 4.03 Regulations.  The Board of Directors shall have authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation, including without limitation such rules and regulations as may be deemed expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

ARTICLE V

GENERAL PROVISIONS

Section 5.01 Corporate Seal.  The Board of Directors may adopt a corporate seal, alter such seal at its pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

Section 5.02 Voting Upon Stocks.  Unless otherwise ordered by the Board of Directors, the chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at any such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present.  The chief executive officer of the Corporation, or any other officer of the Corporation designated by the chief executive officer of the Corporation, may also execute and deliver on behalf of the Corporation powers of attorney, consents, proxies, waivers of notice and other instruments relating to the stocks or securities owned or held by the Corporation.  The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

Section 5.03 Amendments.  These By-Laws and any amendments hereof may be altered, amended, or repealed, and new By-Laws may be adopted, as provided in the Certificate of Incorporation.

Section 5.04. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity owning, purchasing, or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 5.04.